                                                                     EXHIBIT 4.8


                          GENENCOR INTERNATIONAL, INC.

                        AMENDMENT NO. 4 TO NOTE AGREEMENT

                                                           As of October 1, 2000

TO EACH OF THE CURRENT NOTEHOLDERS
NAMED IN ANNEX 1 HERETO

Ladies and Gentlemen:

     Genencor International, Inc. (hereinafter, the "Company"), together with its successors and assigns, agrees with you as follows:

1. PRELIMINARY STATEMENTS.

     1.1 VOTE ISSUANCE, ETC.

     The Company issued and sold S140,000,000 aggregate principal amount of its 6.82% Senior Notes due March 30, 2006 (as may be amended, restated or otherwise modified from time to time, the "NOTES") pursuant to a Note Agreement dated March 28, 1996 and entered into by and among the Company and each of the Purchasers listed in Annex 1 attached thereto (as amended by previously executed Amendment Agreements including Amendment No. 3 to Note Agreement dated as of May 5, 2000, and in effect immediately prior to giving effect to the Amendments provided for by this Amendment No. 4 to Note Agreement (this "AMENDMENT AGREEMENT"), the "EXISTING NOTE AGREEMENT", and as amended by this Amendment Agreement, the "NOTE AGREEMENT"). The register for the registration and transfer of the Notes indicates that the Persons named in Annex 1 hereto (collectively, the "CURRENT NOTEHOLDERS") are currently the holders of the entire outstanding principal amount of the Notes.

2. DEFINED TERMS.

     Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Note Agreement (as contemplated to be amended hereby).

3. AMENDMENTS.

     Subject to Section 5, the Existing Note Agreement is amended as provided for by this Amendment Agreement in the manner specified in Exhibit A (the "AMENDMENTS").

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Company represents and warrants as follows:

     4.1 ORGANIZATION, POWER AND AUTHORITY, ETC.

     The Company is a corporation duly incorporated and validly existing in good standing under the laws of Delaware and has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.

     4.2 LEGAL VALIDITY.

     The execution and delivery of this Amendment Agreement by the Company and compliance by the Company with its obligations hereunder: (a) are within the corporate powers of the Company; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any Property of the Company under the provisions of: (i) any charter instrument or bylaw to which the Company is a party or by which the Company or any of its Property may be bound; (ii) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to either the Company or its Property; or (iii) any agreement or instrument to which the Company is a party or by which the Company or any of its Property may be bound or any statute or other rule or regulation of any governmental authority applicable to the Company or its Property, except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect.

     This Amendment Agreement has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally and subject to the availability of equitable remedies.

     4.3 NO DEFAULTS.

     No event has occurred and no condition exists that, upon the execution and delivery of this Amendment Agreement, would constitute a Default or an Event of Default.

5. EFFECTIVENESS OF AMENDMENTS.

     The Amendments shall become effective as of the first date written above (the "EFFECTIVE DATE") upon receipt by the Company of the written consent of the Required Holders.

6. EXPENSES.

     Whether or not the Amendments become effective, the Company will promptly (and in any event within thirty days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment Agreement, including, but not limited to, the reasonable fees of your special counsel, Bingham Dana LLP, incurred in connection with the preparation, negotiation and delivery of the Amendment Agreement and any other documents related thereto. Nothing in this Section shall limit the Company's obligations pursuant to
Section 11B of the Existing Note Agreement.

7. MISCELLANEOUS.

     7.1 PART OF EXISTING NOTE AGREEMENT; FUTURE REFERENCES, ETC.

     This Amendment Agreement shall be construed in connection with and as a part of the Existing Note Agreement and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Note Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

     7.2 COUNTERPARTS.

     This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     7.3 GOVERNING LAW.

     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN NEW YORK.

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                                       3

     If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this Amendment Agreement and returning it to the Company, whereupon it will become a binding agreement among each of you and the Company.

                                       GENENCOR INTERNATIONAL INC.


                                       BY:   /s/  Raymond J. Land
                                            ------------------------------------
                                       NAME: Raymond J. Land
                                       TITLE:Senior Vice President Finance
                                             Chief Financial Officer

     The foregoing Amendment Agreement is hereby accepted as of the date first above written.

                                       THE PRUDENTIAL INSURANCE COMPANY
                                       OF AMERICA

                                       BY:    /s/  Kevin J. Kraska
                                            ------------------------------------
                                       NAME:  Kevin J. Kraska
                                       TITLE: Vice President


                                       THE NORTHWESTERN MUTUAL LIFE
                                       INSURANCE COMPANY


                                       BY:    /s/  Richard A. Strait
                                            ------------------------------------
                                       NAME:  Richard A. Strait
                                       TITLE: Its Authorized Representative


                                       ALLMERICA FINANCIAL LIFE INSURANCE
                                       AND ANNUITY COMPANY


                                       BY:    /s/  Scott C. Hyney
                                            ------------------------------------
                                       NAME:  Scott C. Hyney
                                       TITLE: Assistant Vice President

                                       FIRST ALLMERICA FINANCIAL LIFE
                                       INSURANCE COMPANY


                                       BY:    /s/  Scott C. Hyney
                                            ------------------------------------
                                       NAME:  Scott C. Hyney
                                       TITLE: Assistant Vice President


                                       THE HANOVER INSURANCE COMPANY


                                       BY:    /s/  John P. Kavanaugh
                                            ------------------------------------
                                       NAME:  John P. Kavanaugh
                                       TITLE: Vice President

                                       CITIZENS INSURANCE COMPANY OF
                                       AMERICA


                                       BY:    /s/  John P. Kavanaugh
                                            ------------------------------------
                                       NAME:  John P. Kavanaugh
                                       TITLE: Vice President


                                       CONNECTICUT GENERAL LIFE
                                       INSURANCE COMPANY

                                       BY CIGNA INVESTMENTS, INC.


                                       BY:    /s/  Robert W. Eccles
                                            ------------------------------------
                                       NAME:  Robert W. Eccles
                                       TITLE: Managing Director

                                       CONNECTICUT GENERAL LIFE
                                       INSURANCE COMPANY ON BEHALF OF ONE OR
                                       MORE SEPARATE ACCOUNTS

                                       BY CIGNA INVESTMENTS, INC.


                                       BY:    /s/  Robert W. Eccles
                                            ------------------------------------
                                       NAME:  Robert W. Eccles
                                       TITLE: Managing Director


                                       LIFE INSURANCE COMPANY OF NORTH
                                       AMERICA

                                       BY CIGNA INVESTMENTS, INC.


                                       BY:    /s/  Robert W. Eccles
                                            ------------------------------------
                                       NAME:  Robert W. Eccles
                                       TITLE: Managing Director

                                       UNITED OMAHA LIFE INSURANCE
                                       COMPANY


                                       BY:    /s/  Curtis R. Caldwell
                                            ------------------------------------
                                       NAME:  Curtis R. Caldwell
                                       TITLE: First Vice President


                                       COMPANION LIFE INSURANCE COMPANY


                                       BY:    /s/  Curtis R. Caldwell
                                            ------------------------------------
                                       NAME:  Curtis R. Caldwell
                                       TITLE: Authorized Signer


                                       BY:
                                            ------------------------------------
                                       NAME:
                                       TITLE:


                                       METROPOLITAN LIFE INSURANCE
                                       COMPANY


                                       BY:    /s/  Claudia Cromie
                                            ------------------------------------
                                       NAME:  Claudia Cromie
                                       TITLE: Director


                                       PACIFIC LIFE INSURANCE COMPANY


                                       BY:    /s/  Diane W. Dales
                                            ------------------------------------
                                       NAME:  Diane W. Dales
                                       TITLE: Assistant Vice President


                                       BY:    /s/  Cathy Schwartz
                                            ------------------------------------
                                       NAME:  Cathy Schwartz
                                       TITLE: Assistant Secretary

                                       JEFFERSON PILOT FINANCIAL
                                       INSURANCE COMPANY


                                       BY:    /s/  Robert E. Whalen, II
                                            ------------------------------------
                                       NAME:  Robert E. Whalen, II
                                       TITLE: Vice President


                                       THE CANADA LIFE ASSURANCE COMPANY OF
                                       AMERICA
                                       Cudd & Co. as Nominee

                                       BY:    /s/  Peter Coccia
                                            ------------------------------------
                                       NAME:  Peter Coccia
                                       TITLE: Partner


                                       CANADA LIFE INSURANCE COMPANY OF
                                       AMERICA
                                       Cudd & Co. as Nominee

                                       BY:    /s/  Peter Coccia
                                            ------------------------------------
                                       NAME:  Peter Coccia
                                       TITLE: Partner


                                       BERKSHIRE LIFE INSURANCE COMPANY


                                       BY:    /s/  Ellen I. Whittaker
                                            ------------------------------------
                                       NAME:  Ellen I. Whittaker
                                       TITLE: Senior Investment Officer


                                       WOODMEN ACCIDENT AND LIFE
                                       COMPANY


                                       BY:    /s/  A.M. McCray
                                            ------------------------------------
                                       NAME:  A/M. McCray
                                       TITLE: Senior Director, Securities
                                              Investments And Assistant
                                              Treasurer

                                     ANNEX 1

                               CURRENT NOTEHOLDERS


The Prudential Insurance Company of America

The Northwestern Mutual Life Insurance Company

Allmerica Financial Life Insurance and Annuity Company

First Allmerica Financial Life Insurance Company

The Hanover Insurance Company

Citizens Insurance Company of America

Connecticut General Life Insurance Company

Life Insurance Company of North America

United of Omaha Life Insurance Company

Companion Life Insurance Company

Metropolitan Life Insurance Company

Pacific Life Insurance Company

Jefferson Pilot Financial Insurance Company
(previously known as Guarantee Life Insurance Company)

Canada Life Assurance Company of America

Canada Life Insurance Company of America

Berkshire Life Insurance Company

Woodmen Accident and Life Company






                                    Annex 1-1

                                    EXHIBIT A

                                   AMENDMENTS

     (a) SECTION 6E, Consolidated Net Worth covenant. Section 6E shall be and is hereby amended and restated in its entirety to read as follows:

          "6E. CONSOLIDATED NET WORTH. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) Two Hundred Fifty Million Dollars ($250,000,000) plus (b) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended December 31, 2000."

     (b) SECTION 10.B, Definition of Consolidated Net Worth. The definition of Consolidated Net Worth shall be and is hereby amended and restated in its entirety to read as follows:

          "CONSOLIDATED NET WORTH - means, at any time, the total shareholders' equity of the Company and its Subsidiaries, determined at such time in accordance with GAAP, but excluding therefrom (i) the amount of share capital attributable to Redeemable Preferred Stock and (ii) unrealized losses in an amount not exceeding $60,000,000 in the aggregate from translation adjustments required under GAAP; provided however, that for the period beginning December 31, 1999 and extending through and including September 30, 2000, Consolidated Net Worth shall include the Preferred' Stock being reclassified as $147,925,000 of Redeemable Preferred Stock pursuant to the Company's S-1 filing dated as of May 5, 2000."

















                                   Exhibit A-1